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                                                                    EXHIBIT 99.1


(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
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Contacts:    Joseph F. Furlong         or             Marilyn O'Hara
             President and CEO                        Executive VP and CFO
             (615) 221-8884                           (615) 221-8884
                                                      PRIMARY CONTACT

FOR IMMEDIATE RELEASE

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            AMERICAN HOMEPATIENT CALLS FOR DECISIVE ACTION TO PROTECT
               RESPIRATORY THERAPY PATIENTS' ACCESS TO MEDICATION

BRENTWOOD, Tenn. - July 28, 2004 - American HomePatient, Inc. (OTC: AHOM), one of the nation's largest home health care providers, today reacted to the Notice of Proposed Rule Making (NPRM) by the Centers for Medicare & Medicaid Services
(CMS) relating to revisions to the physician fee schedule to be published in the Federal Register August 5, 2004. The Company is concerned that the enactment of a drastic reduction in reimbursement rates beginning January 1, 2005 for drugs that are used to treat respiratory disorders such as chronic obstructive pulmonary disease (COPD) will deprive 1.2 million Medicare patients of access to important medication.

At issue are CMS's plans to implement greatly reduced reimbursement rates under the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MMA) for medications used to treat respiratory disease such as COPD. COPD is, as CMS acknowledges in the NPRM, the fourth-leading cause of death in the United States and includes illnesses such as emphysema, chronic bronchitis and black lung. One of the methods for treating COPD is by inhaling drugs that are delivered through nebulizers, special machines that aerosolize drugs diluted in normal saline to permit easier inhalation into the lungs. The reimbursement reduction under MMA will result in a 90 per cent reduction in reimbursement for medications delivered through these nebulizers.

American HomePatient appreciates the statement by CMS Administrator Dr. Mark B. McClellan in a July 27 press release in which he said "we intend to make sure that beneficiaries who need to use nebulizers [will] have access to these drugs." Still, the Company remains concerned that CMS does not fully appreciate the degree to which these 1.2 million Medicare patients who



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depend on nebulized drugs will have a severe access problem, since suppliers like the Company will be forced to exit the business if the proposed reimbursement cut is left unremedied.

In the NPRM, CMS acknowledges the severity of the reimbursement cuts as a 90% cut in reimbursement, which is in addition to a 15% cut in reimbursement implemented in 2004. CMS also acknowledges that the current Medicare Part B reimbursement rates for inhalation drugs used with a nebulizer offset suppliers' necessary costs to provide the drugs to patients. These costs include necessary patient education, ongoing monitoring, improving patient compliance, provision of an on-call pharmacist to answer questions, convenient delivery of medications and supplies to the home, and billing activities. Unfortunately, the planned cuts are so severe that it will be impossible for suppliers like the Company to provide the drugs, much less the related services.

Since the 2005 reimbursement rates for inhalation drugs used in a nebulizer are mandated by statute, a solution to problem would be to allow suppliers to recover their costs of providing these drugs by having CMS substantially raise the $5 a month dispensing fee, a possibility discussed by CMS in the NPRM. Without a significantly higher dispensing fee or some type of service fee for providing inhalation drugs, American HomePatient may need to exit this business effective January 1, 2005. In order to permit Medicare beneficiaries adequate time to make other arrangements for their inhalation drugs, the Company will need to begin notifying them in late October that it will be unable to continue to provide the drugs after January 1, 2005 unless there is a significant change in reimbursement methodology. As a result, the Company called upon CMS today to act quickly and decisively to prevent patient access issues by solving this reimbursement problem.

The Company also expressed concern today over the implication by CMS that this primarily is a short-term issue. In the NPRM, CMS takes the position that certain inhalation drugs administered by a nebulizer are no more effective than those delivered via a metered dose inhaler (MDI). CMS states that MDIs will be covered under the new Part D benefit beginning in 2006 and rationalize, incorrectly in the Company's opinion, that physicians order more nebulized drugs for Medicare beneficiaries because they are currently covered under Part B, whereas MDIs are not. CMS concludes that coverage of MDI's beginning 2006 will lead to a wholesale migration of patients to MDI's from nebulizers. However, CMS fails to consider what many




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treating physicians know from experience, that certain patients - especially the very young, very old or very sick - are unable to properly administer their drugs by using an inhaler. In order to see any benefit from inhalation therapy, these patients must use a nebulizer to deliver the drug. Moreover, the Company believes that treating physicians are most capable of determining the appropriate treatment regimen for their patients and that it is unfair to conclude that those physicians are prescribing nebulizers merely because of reimbursement concerns. As a result, the Company further believes that it would be inappropriate to treat this as primarily a short-term problem or to set artificially low reimbursement levels for nebulizers to force a migration of patients to MDI's beginning in 2006.

American HomePatient remains committed to working with CMS, the Administration and Congress to ensure that the Medicare beneficiaries who use nebulizers for inhalation therapy are able to get the treatment they need. The Company believes that it is not the intent of the Congress or the Administration to severely impact the health of inhalation therapy patients by limiting their access to needed medication.

CMS is accepting comments on the proposed rule until September 24, 2004 and plans to publish the final rule by November 1. The Company has already provided cost figures to the government and plans to formally comment on the NPRM.

American HomePatient, Inc. is one of the nation's largest home health care providers with 285 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the counter market or, on application for broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These risks and uncertainties are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors include the effect of healthcare regulation and reimbursement, of substitute products and services, and of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



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